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                                                                 Exhibit (a)(11)

                   THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

                         FORM OF ARTICLES SUPPLEMENTARY

                   INCREASING AND CLASSIFYING AUTHORIZED STOCK

     THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the "1940 Act").

     SECOND: The Board of Directors has duly increased the total number of shares of capital stock that the Corporation has authority to issue from 3,250,000,000 shares of Common Stock, par value $.001 per share, to 6,250,000,000 shares of Common Stock, par value $.001 per share. The Board of Directors has further classified all of the newly authorized 3,000,000,000 shares of the Common Stock of the Corporation as (i) 1,000,000,000 shares of Common Stock, par value $.001 per share, of the JennisonDryden Conservative Allocation Fund (consisting of Class A, Class B, Class C, and Class Z Common Stock as provided in Article FOURTH below), (ii) 1,000,000,000 shares of Common Stock, par value $.001 per share, of the JennisonDryden Moderate Allocation Fund (consisting of Class A, Class B, Class C, and Class Z Common Stock as provided in Article FOURTH below); and (iii) 1,000,000,000 shares of Common Stock, par value $.001 per share, of the JennisonDryden Growth Allocation Fund (consisting of Class A, Class B, Class C, and Class Z Common Stock as provided in Article FOURTH below).

     THIRD: As of immediately before the increase and classification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,250,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $3,250,000, classified and designated as follows:

     Jennison Growth Fund
          Class A Common Stock                                250,000,000 shares
          Class B Common Stock                                250,000,000 shares
          Class C Common Stock                                250,000,000 shares
          Class I Common Stock                                250,000,000 shares
          Class Z Common Stock                                250,000,000 shares
                                                  Total     1,250,000,000 shares

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     Jennison Equity Opportunity Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     Dryden Active Balanced Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     FOURTH: As of immediately after the increase and classification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 6,250,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $6,250,000, classified and designated as follows:

     Jennison Growth Fund
          Class A Common Stock                                250,000,000 shares
          Class B Common Stock                                250,000,000 shares
          Class C Common Stock                                250,000,000 shares
          Class I Common Stock                                250,000,000 shares
          Class Z Common Stock                                250,000,000 shares
                                                  Total     1,250,000,000 shares

     Jennison Equity Opportunity Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     Dryden Active Balanced Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

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     JennisonDryden Conservative Allocation Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     JennisonDryden Moderate Allocation Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     JennisonDryden Growth Allocation Fund
         Class A Common Stock                                 250,000,000 shares
         Class B Common Stock                                 250,000,000 shares
         Class C Common Stock                                 250,000,000 shares
         Class Z Common Stock                                 250,000,000 shares
                                                  Total     1,000,000,000 shares

     FIFTH: (a) The foregoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the Charter, of the classes and series of the capital stock of the Corporation existing before the increase.

     (b) The terms of each newly authorized and classified shares of the classes of the JennisonDryden Conservative Allocation Fund, the JennisonDryden Moderate Allocation Fund, and the JennisonDryden Growth Allocation Fund of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Charter for the corresponding classes of Common Stock of the Corporation existing before the increase. Pursuant to the Charter, the Board of Directors may establish such fees and sales charges in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

     SIXTH: The foregoing increase and classification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Section 2-105(c) of the Maryland General Corporation Law and by Article IV of the Charter of the Corporation.

     SEVENTH: The foregoing articles shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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     IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February __, 2004.

WITNESS:                                            THE PRUDENTIAL INVESTMENT
                                                    PORTFOLIOS, INC.


                                                    By:
                                                        ------------------------
Lori E. Bostrom, Secretary                               Judy A. Rice, President

     THE UNDERSIGNED, President of THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                         Judy A. Rice, President

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